Exhibit 99.1

Himalaya Shipping Ltd.
S.E. Pearman Bldg., 2nd Floor,
9 Par-la-Ville Road,
Hamilton HM 11,
Bermuda

17th March 2023

Ladies and Gentlemen:

Reference is made to the registration statement on Form F-1 and the prospectus contained therein as the same may be amended from time to time, (collectively, the “Registration Statement”), relating to the Initial Public Offering of Himalaya Shipping Ltd. (the “Company”), to be filed with the with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering of common shares of the Company.

We hereby consent to all references to our name in the Registration Statement. We further advise the Company that our role has been limited to the provision of such statistical and other information supplied by us (the “Shipping lnformation”). With respect to the Shipping Information supplied by us, we advise you that:

•	some information in Clarksons Research’s database is derived from estimates or subjective judgments;

•	the published information of other maritime data collection agencies may differ from this data; and

•	while we have taken reasonable care in the compilation of the Shipping Information and believe it to be accurate and correct, data compilation is subject to limited audit and validation procedures.

We hereby consent to (i) the references to our company in the Registration Statement described above, and (ii) the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act. Our consent herby shall not be deemed to be an admission that Clarkson Research Services Limited is an expert whose consent is required under Section 7 and Rule 436 of the Securities Act.

For and behalf of Clarkson Research Services Limited Name: SJ Gordon Designation: Director	For and behalf of Clarkson Research Services Limited Name: Trevor Crowe Designation: Director

Clarkson Research Services Limited
Registered office: Commodity Quay | St Katharine Docks | London | ElW lBF | United Kingdom | England No. 1944749
T: +44 (0) 20 7334 0000
clarksons.com

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